UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 12, 2016

FOTV Media Networks Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-212396	45-3343730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

338 N. Canon Drive, 3rd Floor, Beverly Hills, California	90210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 733-1830

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 12, 2016, FOTV Media Networks Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Monarch Bay Securities, LLC, as representative of the several underwriters (the “Underwriter”), relating to an initial public offering for the issuance and sale, on a best efforts basis, of a minimum of 2,500,000 shares and a maximum of 3,750,000 shares (the “Shares”) of the Company’s common stock (“Common Stock”). A form of the Underwriting Agreement was filed on August 12, 2016, with the U.S. Securities and Exchange Commission (the “SEC”) with Amendment No. 2 to the Company’s Registration Statement as Exhibit 1.1. The price to the public in the initial public offering is $8.00 per share. The Company expects the net proceeds from the sale of the Shares, assuming it sells a minimum of 2,500,000 Shares, will be approximately $18,025,000 and, assuming it sells all 3,750,000 Shares, will be approximately $27,275,000, after deducting the underwriting commissions and estimated offering expenses payable by the Company. The expenses include reimbursement of expenses incurred by the Underwriter, including fees and expenses of its counsel, in connection with the offering in an amount not to exceed $100,000. The Company will have an initial closing at such time as 2,500,000 Shares are sold in the offering, subject to customary closing conditions contained in the Underwriting Agreement, and the offering will continue until the earlier of the sale of all 3,750,000 Shares or October 11, 2016.

The offering is being made pursuant to the prospectus dated August 12, 2016, contained in the Company’s registration statement on Form S-1 (Registration No. 333-212369) (the “Registration Statement”).

In connection with the offering, the Company will issue to the Underwriter a warrant (the “Underwriters’ Warrant”) to purchase up to 112,500 shares of Common Stock, at an exercise price of $10.00 per share, as part of the Underwriter’s compensation. A form of the Underwriters’ Warrant was filed on August 12, 2016, with the SEC with Amendment No. 2 to the Company’s Registration Statement as Exhibit 1.2. The Underwriters’ Warrant will become exercisable on the date that is 180 days after the effective date of the offering, until the date that is five years after the effective date of the offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Subject to certain exceptions, the Company also agreed to not sell or transfer any Common Stock of the Company for 180 days after August 12, 2016, without first obtaining the consent of the Underwriter.

Copies of the Underwriting Agreement and the Underwriters’ Warrant are attached as Exhibits 1.1 and 1.2, respectively, to this report and are incorporated herein by reference, and the foregoing descriptions of the Underwriting Agreement and the Underwriters’ Warrant are qualified in their entirety by reference to the full texts of such exhibits.

Item 9.01.	Exhibits.

1.1	Underwriting Agreement, dated August 12, 2016.

1.2	Underwriters’ Warrant (included in Exhibit 1.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2016	FOTV MEDIA NETWORKS INC.

	By:	/s/ Alkiviades (Alki) David
		Name:	Alkiviades (Alki) David
		Title:	Chairman and Chief Executive Officer